
Sales Terms and Conditions

Sales Terms and Conditions [last updated July 6, 2022]

Credit. Unless otherwise agreed in writing and signed by an authorized representative of Ingram Micro Inc. or its applicable U.S. subsidia these Sales Terms and Conditions ("Sales Terms"), as published on Ingram Micro's Web site located at www.ingrammicro.com at the tim of sale, govern all purchases of products and services, including Ingram Micro Services (collectively "Products") by the entity placing an order ("Buyer") and Ingram Micro Inc., a Delaware corporation, or its appropriate U.S. subsidiary(ies) (individually and collectively, "Ingrar Micro"). For the purposes of these Sales Terms, the term "Ingram Micro Services" means services provided by Ingram Micro or Ingram Micro's subcontractor which may be offered as a SKU or as described in a Statement of Work (SOW), excluding services provided by a manufacturer, publisher or other service provider of the Products ("Vendor"). Ingram Micro will specify Buyer's payment terms when Buy establishes its account. Buyer's credit line and payment terms are subject to change from time to time. Ingram Micro has the right to modify, increase, decrease or terminate Buyer's credit privileges and terms at any time.

Orders. For all of Buyer's purchases from Ingram Micro: (i) Buyer is required to sell the Product within the authorized territory only, in accordance with any applicable Vendor territory limitations, and comply with all U.S. trade policies and laws as well as U.S. export contr laws and regulations; (ii) if Ingram Micro requests, Buyer must provide Ingram Micro information regarding the territories where the Buye intends to resell the Products from Buyer; and (iii) Buyer may not resell Products outside the authorized territory without Ingram Micro's prior written approval. Additional terms and conditions may apply to the purchase of certain Products as specified with the description o the particular Product. Buyer's orders are offers to purchase Products subject to these Sales Terms. All orders are subject to Ingram Micr acceptance. Ingram Micro may decline or cancel any order for any reason at any time prior to acceptance, which occurs at time of shipment, or as otherwise specified in these Sales Terms. Ingram Micro's acceptance of Buyer's order is limited to these Sales Terms without any modification or exception. Additional terms and conditions on any Buyer document (e.g., order) will have no effect and will n change or add to these Sales Terms whether or not Ingram Micro specifically objects to those terms and conditions. Buyer represents ar warrants that all of Buyer's employees and agents placing orders on behalf of Buyer are duly authorized to commit Buyer. Buyer acknowledges that by saving a credit card for future use, Buyer agrees to store its card details for future payments. Buyer is responsible keeping its login information secure and safe. Anyone who has access to Buyer's account will be able to make purchases using Buyer's saved card. Buyer will be liable for any transactions made on Buyer's account. Buyer is responsible for monitoring its orders on a daily basis. All accepted orders are binding. Buyer may not cancel or amend any accepted order without Ingram Micro's written consent, exce in the event of a material default by Ingram Micro with respect to such order which has not been cured by Ingram Micro within a reasonable period of time, but not less than 10 days, following receipt of written notice from Buyer of such default. Any cancellation by Buyer permitted under these Sales Terms must be in writing and specify in reasonable detail the nature of the default. Orders for non-standard Products, including Products configured to Buyer's specifications, are non-cancelable and non-returnable.

Price. Buyer may purchase Products at the prices prevailing at the time of shipment, as determined by Ingram Micro. Quoted prices are subject to change without notice and, unless specifically included in a quote or invoice, do not include any taxes, handling, shipping, transportation, duties or other charges or fees. Buyer is responsible for all applicable fees and all federal, state, provincial, municipal, an other government taxes on the sale and delivery of Products. Buyer must present to Ingram Micro exemption certificates, valid in the pla of delivery, prior to shipment. If Buyer is offered special pricing for certain orders and such pricing is made available to Ingram Micro by a Vendor, Buyer will adhere to the applicable special pricing terms and conditions provided by the Vendor. Buyer agrees to pay any service fees charged for Ingram Micro's pass through of special pricing and other Vendor driven benefits Buyer may receive, including any marketing funding, price protection and individual rebates, and agrees that pass through and payment of such benefits will be subject to Ingram Micro having received the benefits from Vendor. The special pricing terms may require Buyer to comply with certain requirement including without limitation: (i) the sale of the Products only to specifically named customers; (ii) the disclosure of customer information t Ingram Micro and the Vendor for the purpose of end-user verification; (iii) the submission of copies of customer invoices, purchase order

or shipping documents to Ingram Micro and the Vendor; and (iv) selling the Products into the authorized territory(ies) as specified by the Product's Vendor. Subject to the special pricing terms and conditions applicable for the individual Vendor and Products, breach of the special pricing terms and conditions may entitle Ingram Micro and/or the Vendor to reclaim and invoice Buyer in full for all discounts, rebates and other special price conditions granted to Buyer under the special pricing terms and conditions or special price. Buyer agree and understands that any special discounts or promotions offered by Ingram Micro are only applicable to Products that are sold into the authorized territory(ies) as specified by the Vendor. If Buyer does not sell the Products into the authorized territory(ies) as specified by the Vendor, Buyer agrees to reimburse Ingram Micro the value of special discounts and promotions and indemnify Ingram Micro from and against all losses, claims, damages, penalties, costs and expenses caused by Buyer when failing to comply with this provision.

Payment. Buyer agrees to pay all charges according to the payment terms established in each invoice for Products it acquires from Ingr Micro. Buyer waives any right it may have at law, in equity, under contract or otherwise to set-off or exercise any similar remedy against Ingram Micro in whole or in part, any sum that Ingram Micro or any of its subsidiaries may owe Buyer. Ingram Micro may apply payments any of Buyer's accounts. If Buyer defaults on any payment to Ingram Micro, Ingram Micro may reschedule, suspend, or cancel any outstanding delivery or order and declare all outstanding balances under all invoices immediately due and payable. Buyer agrees to pay interest in the amount of 1.5% per month, or the highest rate permitted by law, whichever is less, on any payment past due, pursuant to t terms set forth on each invoice until collected. Except as otherwise provided under applicable law, any credits provided by Ingram Micro will automatically expire if not used within 12 months.

Transportation. All deliveries of Products to destinations in the United States, excluding its territories and possessions, will be made FOB origin Ingram Micro's designated location and deliveries of Products to destinations outside of the United States will be made Ex Works (Incoterms 2020). Title to and risk of loss, damage or delay to Products (except for software and services) will pass to Buyer upon Ingram Micro's tender of the Products to the transportation provider. After transportation of a shipment of Products from Ingram Micro has commenced, Buyer will not divert the shipment to a different consignee or destination point without Ingram Micro's written approval. If Ingram Micro arranges transport on Ingram Micro's account, transportation will be arranged and charges will be added to Buyer's invoice accordance with Ingram Micro's transportation policy at the time of shipment unless waived by an authorized representative of Ingram Micro in writing. Ingram Micro is not responsible for spotting, switching, demurrage or other transportation charges unless agreed in writing. Ingram Micro is not liable for any delays in delivery or for partial or early deliveries. If Buyer directs Ingram Micro to charge transportation fees to a third-party account number or to ship "freight collect", Buyer is responsible for all transportation and accessorial charges associated with the order and remains responsible for cargo loss and damage in transit claims with the transportation provider. Ingram Micro is not liable for any Buyer requirements not stated in these Sales Terms. Buyer or the consignee receiving delivery must accept deliveries of all shipments, including partially damaged or "short" shipments, and must inspect the Products and secure written acknowledgement from the transportation provider for any shortages, loss, damage or nonconformance. Buyer must notify Ingram Micro writing within three days of receipt of any delivery of any shortages or non-conforming Products. If Buyer fails to notify Ingram Micro with such three-day period of any shortages or non-conforming Products, the Products will be considered accepted.

Cargo Claims. Buyer will have the exclusive responsibility for filing claims for cargo loss, damage or delay ("Cargo Claims") with the appropriate transportation provider. Upon Buyer's written request, Ingram Micro will assist Buyer in filing Cargo Claims with the transportation provider; such assistance to be limited to furnishing Buyer such information and documentation needed to establish the quantity and condition of the Products at origin. Buyer will file Cargo Claims in writing with the appropriate transportation provider within nine months of delivery of the shipment or, in the case of delay or non-delivery, within nine months of the date the shipment should have been delivered. Lawsuits for cargo loss, damage or delay must be filed no later than two years from the date a claim is denied, in whole in part, by the transportation provider.

Returns. Buyer may only return Products as permitted in these Sales Terms. Products are otherwise non-returnable and the prices and fe are non-refundable. Products damaged after receipt may not be returned. In order to be eligible to receive credit for returned Products, Buyer must adhere to Ingram Micro's current returns processing guidelines. Buyer must obtain a valid return merchandise authorization number ("RMA") from Ingram Micro for all returns prior to returning any Product. Ingram Micro has no obligation to issue RMAs. Buyer is responsible for ensuring that the RMA is clearly visible on the address label of the Product packaging and for complying with all other Ingram Micro requirements provided to Buyer when the RMA is issued. Unless otherwise agreed in writing by Ingram Micro, all Product returns from Buyer are FOB destination Ingram Micro's designated facility, and title and risk of loss will transfer to Ingram Micro upon receipt and acceptance of returned Products at Ingram Micro's facility. Ingram Micro may refuse delivery of any package without a valid clearly visible RMA. Except for defective or damaged Products, all Products must be returned with the original packaging intact (includir manufacturer's shrink wrap) and otherwise in unused, resalable condition. Credit will be provided for Product returned in accordance wit Ingram Micro's return policies at the time the RMA is issued. If Buyer returns any Products without Ingram Micro's authorization or does r comply with Ingram Micro's return requirements, those Products may be subject to return to the shipping location and, if refused, Ingram Micro may consider the Products abandoned and dispose of them, without crediting Buyer's account. Ingram Micro may charge a restocking fee for handling any Product that is not returned in accordance with these Sales Terms. Ingram Micro's sole liability for any returned Products will be acceptance of their return and issuance of credits pursuant to Ingram Micro's returns processing guidelines.

Warranties/Indemnities. Buyer acknowledges that Ingram Micro is not the manufacturer of the Products. Product warranties, if any, are provided by the Vendor of the Products. INGRAM MICRO EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS, WARRANTIES AI COVENANTS, EITHER EXPRESS, IMPLIED, OR STATUTORY WITH RESPECT TO ANY PRODUCT, INCLUDING WITHOUT LIMITATION, T IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE. ALL INFORMATION IS PROVIDED TO BUYER "AS IS." To the extent authorized, Ingram Micro will pass through to Buyer any transferable Product warranties, indemnities, and remedies provided to Ingram Micro by the Vendor including any warranties and indemnities for intellectual property infringement. Buyer's, its affiliates', and their respective customers' sole and exclusive remedy relating to the Products will be the remedy afforded by the applicable Vendor of such Products to such parties. Ingram Micro Services will be performe in a professional and workmanlike manner in accordance with the applicable quotation or SOW. Any applicable warranty period for Ingra

Micro Services will be specified in the service description or SOW. As its sole remedy, Buyer may request Ingram Micro re-perform Ingra Micro Services that do not conform to the warranty within the applicable warranty period. Buyer warrants and represents it will investiga the validity and accuracy of all orders for Products placed with Ingram Micro, including orders for delivery of Products to third parties or t non-Buyer destinations, and that Buyer is solely responsible for the accuracy of all shipment and delivery instructions to Ingram Micro. Under no circumstances will Ingram Micro be obligated to investigate, validate, confirm or reconfirm Buyer's delivery orders, shipment o delivery instructions or the identity of consignee/receiving personnel at destination, nor will Ingram Micro be liable for incorrect or inaccurate shipment instructions or consignee or destination information.

INGRAM MICRO IS NOT RESPONSIBLE FOR AND HAS NO DUTY TO DEFEND, INDEMNIFY, OR HOLD HARMLESS BUYER, ITS AFFILIATES, THEIR CUSTOMERS, OR ANY OTHER PARTY, FROM OR AGAINST ANY CLAIMS, DEMANDS, OR CAUSES OF ACTION, INCLUDING ANY DAMAGES, COSTS OR EXPENSES INCURRED BY SUCH PARTIES, ARISING FROM OR RELATING TO THE ACTUAL (ALLEGED PRODUCT LIABILITY, BREACH OF SECURITY, LOSS OF DATA, OR INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS RELATED (DIRECTLY OR INDIRECTLY) TO THE MANUFACTURE, SALE, OR USE OF THE PRODUCTS. Buyer warrants that it has all necessary legal rights to all intellectual property it provides to Ingram Micro. BUYER WILL INDEMNIFY, DEFEND AND HOLD HARMLESS INGRAM MICRO, ITS AFFILIATES, AND ITS VENDORS, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ANC AGENTS FROM AND AGAINST ANY LIABILITIES, LOSSES, DAMAGES, COSTS OR EXPENSES OF ANY KIND (INCLUDING REASONABL ATTORNEYS' FEES AND DISBURSEMENTS) ARISING OR RESULTING FROM CLAIMS, DEMANDS, ACTIONS OR PROCEEDINGS OF AN KIND ARISING FROM OR RELATING TO: (i) BUYER'S USE, MARKETING, DISTRIBUTION OR SALE OF PRODUCTS IN A MANNER OTHE THAN AS SPECIFIED IN PRODUCT DESCRIPTIONS OR SPECIFICATIONS; (ii) INGRAM MICRO'S OR ITS VENDOR'S COMPLIANCE WIT DESIGNS, SPECIFICATIONS, OR INSTRUCTIONS PROVIDED BY BUYER; (iii) BUYER'S BREACH OF THESE SALES TERMS OR ACTS O OMISSIONS OF BUYER, ITS AFFILIATES, ITS AGENTS, OR THEIR RESPECTIVE EMPLOYEES, OFFICERS OR DIRECTORS; OR (iv) VIOLATION OR ALLEGED VIOLATION OF ANY APPLICABLE LAWS OR REGULATIONS BY BUYER OR ITS AFFILIATES.

Limitation of Liability. Ingram Micro will have no liability for: (i) failure to allocate or reserve any Product for Buyer; (ii) failure to deliver Products within a specified time period; (iii) availability and/or delays in delivery of Products; (iv) discontinuation of Products, product line or any part thereof; (v) cancellation of any orders; or (vi) shortages on shipments of Product shipped under seal where the seal is not inta upon delivery by the transportation provider. THE ONLY LIABILITY INGRAM MICRO WILL HAVE WITH RESPECT TO ANY DAMAGED OR DEFECTIVE PRODUCTS WILL BE THE RETURN RIGHTS DESCRIBED HEREIN. BUYER AGREES THAT INGRAM MICRO'S LIABILITY FC DAMAGES ARISING UNDER THESE SALES TERMS, WHETHER IN CONTRACT, TORT, OR OTHERWISE, WILL BE LIMITED TO ACTUAL, PROVEN, DIRECT DAMAGES AND WILL NOT EXCEED THE NET AMOUNT PAID TO INGRAM MICRO BY BUYER FOR THAT PRODUCT WHICH IS THE SUBJECT OF THE CLAIM. TO THE FULLEST EXTENT PERMITTED BY LAW, BUYER WAIVES ANY CLAIMS, DEMANDS, CAUSES OF ACTION, OR RECOVERIES FOR INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES ARISING UNDER THIS AGREEMENT OR OTHERWISE WITH RESPECT TO THE SALE OF THE PRODUCTS, FAILURE TO PERFORM IN ACCORDANCE WITH THE SALES TERMS, OR ANY PRODUCTS OR INFORMATION, INCLUDING, WITHOUT LIMITATION, LOST REVENUES OR PROFITS, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INJURY TO PERSONS OR PROPERTY, BUSINESS INTERRUPTION OR DAMAGE TO BUSINESS REPUTATION OR LOSS OF GOODWILL, LOSS OF DATA, OR SECURITY BREACH, REGARDLESS OF THE THEORY UPON WHICH ANY CLAIM MAY BE BASED, AND EVEN IF INGRAM MICRO HAS BEEN ADVISED OF TI POSSIBILITY OF SUCH DAMAGES, INCLUDING ANY TORT OR STATUTORY CAUSES OF ACTION. BUYER EXPRESSLY WAIVES ALL CLAIMS FOR THOSE DAMAGES. THIS PROVISION WILL SURVIVE ANY TERMINATION OF THESE SALES TERMS. THE OBLIGATIONS (INGRAM MICRO INC. AND ANY OF ITS SUBSIDIARIES UNDER THESE SALES TERMS ARE THE SEVERAL OBLIGATIONS OF EACH SUCH ENTITY, AND NOTHING HEREIN WILL CREATE ANY JOINT AND SEVERAL LIABILITY BETWEEN OR AMONG INGRAM MICRO A ANY OF ITS SUBSIDIARIES.

Force Majeure. Neither party will be responsible for delays in performance due to events of force majeure, including, without limitation, f flood, tornado, earthquake, war, riot, insurrection, strike, lockout, slowdown, epidemic, quarantine restriction, delay in transportation, lab shortage or strikes, materials or manufacturing facility shortage, accidents, boycott, embargo or any act or regulation of government or governmental authority and other contingencies beyond such party's control resulting in impossibility or delay of performance.

Compliance. Each party agrees to abide by all laws and regulations applicable to its performance of its obligations under these Sales Terms. Neither party has made, and will not make, any direct or indirect payment, offer to pay, or authorization to pay, any money, gift, promise to give, or authorization of the giving, of anything of value to any government official, or the immediate family of any such officia for the purpose of influencing an act or decision of the government or such individual in order to assist, directly or indirectly, Buyer or Ingram Micro in obtaining or retaining business, or securing an improper advantage. If Buyer delivers the Products to its customer who m use the Products outside the United States, Buyer will advise its customer that the Products are controlled for export by the U.S. Department of Commerce and that the Products may require authorization prior to export from the United States or re-export.

Restrictions. Buyer agrees to adhere to all applicable Vendor channel policies and program requirements, including without limitation, Vendor's restrictions regarding Product distribution, resale, prohibited customers, territory, etc. Buyer is solely responsible for ensuring it adherence to any and all such restrictions. Buyer may not alter or modify the Products in any way or combine the Products with any othe product or material not authorized by Ingram Micro and/or the Vendor, as applicable.

Relationship. Buyer and Ingram Micro are independent contractors. Nothing stated in these Sales Terms will be construed as creating th relationship of employer/employee, franchisor/franchisee, partners or principal/agent between the parties. Neither party will make any warranty, guarantee or representation, whether written or oral, on the other party's behalf.

Governing Law. These Sales Terms will be construed and enforced in accordance with the laws of the State of California, excluding its conflicts of law rules, and the parties agree to and submit to personal jurisdiction and exclusive venue in the state and federal courts situated in Orange County, California. The United Nations Convention on Contracts for the International Sale of Goods does not apply to

these Sales Terms. Buyer must pay to Ingram Micro all costs and expenses, including without limitation, reasonable attorney's fees and the fees of any collection agency and court costs, incurred by Ingram Micro in exercising any of its rights or remedies under, or enforcing or defending any of the terms, conditions or provisions of, these Sales Terms.

Notices. All notices, requests, demands, and other communications must be in writing and may be given by: (i) personal delivery; (ii) registered or certified mail, return receipt requested; or (iii) nationally recognized courier services to the party at its official corporate address. Notices to Ingram Micro must be sent to: Ingram Micro Inc., 3351 Michelson Drive, Suite 100, Irvine, CA 92612-0697, Attention: Legal Department.

Publicity. Except for any announcement intended solely for internal distribution by either party or any disclosure required by legal, accounting, or regulatory requirements, all media releases, public announcements, or public disclosures by either party or its employees agents relating to these Sales Terms, the relationship between Ingram Micro and Buyer, or including the marks of the other party or any affiliate of that party, must be approved in writing by the other party prior to release.

Assignment. Buyer may not assign or delegate its rights or duties under these Sales Terms, by operation of law or otherwise, in whole or part, without the prior written consent of Ingram Micro. Any direct or indirect change of control of Buyer will be deemed an assignment. A attempted assignment by Buyer without that consent will be null and void without any force or effect. Ingram Micro's affiliates may perfo its obligations arising under these Sales Terms. These Sales Terms will be binding upon and, except as otherwise provided herein, will in to the benefit of the parties hereto and their respective successors and assigns.

Validity. If any provision of these Sales Terms is held to be unenforceable, the enforceability of the remaining provisions will not in any wa be affected. Failure or delay of either party to exercise a right under these Sales Terms will not operate as a waiver, nor will any single or partial exercise of a right preclude any other future exercise of that right. The parties agree to use electronic signatures and that their respective electronic signatures will be legally enforceable.

Public Sector. When purchasing Products for resale to or in support of public sector customers, including those in the federal, state, and local governments and education markets, Buyer agrees to provide all applicable public sector customer requirements to Ingram Micro a the time that Buyer requests a quote or places an order. The Buyer will send those terms to Ingram Micro, along with the order or request for quote including the procuring or receiving government agency and if available the applicable prime contract number. Ingram Micro's receipt of those terms does not constitute acceptance of said terms or acceptance of an order. Questions regarding acceptance of flow-down terms and conditions should be directed to Ingram Micro at publicsector_programs@ingrammicro.com. Buyer understands and agrees that Ingram Micro is a distributor of "Commercial Items" as defined in Federal Acquisition Regulation ("FAR") 2.101. Buyer further agrees that, for federal contracts, Buyer will only flow-down to Ingram Micro the clauses that are required to be inserted in a subcontract for Commercial Items, as set forth in FAR 52.244-6(c)(1) or an applicable agency FAR supplement. To the extent that Buyer believes that additional FAR and/or agency FAR supplemental clauses apply because they are mandatory flow-downs to which the Buyer has agreed with its Federal government customer, Buyer will list those clauses, and the basis for their inclusion, in the email to Ingram Micro. Buyer will receive only those rights in technical data provided by the Vendors. In no event will Buyer receive unlimited rights in data, software, o intellectual property rights provided by the Vendors or any other third party.

Support, Site Access, and Security Requirements. When purchasing Products for resale, and to ensure proper implementation, warranty, service, and support of the customer environment, Buyer agrees to provide written guidance of any security requirements for access to facilities, systems, and networks that is necessary for Buyer's performance of an order. The guidance should outline all the security requirements associated with information, networks and systems being supported and accessed including requirements for personnel. I the case of public sector customers including any Federal, State or Local Government agency, Prime Contractor or Subcontractor, the Buyer must provide the same written guidance of any security requirements as stated above and include all applicable security forms ar contract flow down clauses. All contracts and orders for Federal Government customers must provide security guidance in accordance with Federal Acquisition Regulations, including but not limited to FAR clause 52.204-2, Security Requirements and FAR Subpart 4.4 - Safeguarding Classified Information within Industry, by providing a Form DD-254 when applicable. The security guidance provided will be coordinated through Ingram Micro's Security Office and all applicable requirements will be communicated to the Vendor. It is expected t all security requirements and guidelines will be specified to include issuance of a Form DD-254 where needed. The requirements will be provided to and extend to all subcontractors and will cover the entire period of performance including the full warranty support period for the solution provided.

No Waiver. Failure or delay of either party to exercise a right or power under these Sales Terms will not operate as a waiver thereof, nor w any single or partial exercise of a right or power preclude any other future exercise of that right or power.

Survival. No termination of these Sales Terms will affect any rights or obligations of either party which: (i) are vested pursuant to these Sales Terms as of the effective date of such termination; or (ii) by their sense and context are intended to survive completion of performance or termination of these Sales Terms, including, without limitation, Confidentiality, Warranties / Indemnities, and Limitation o Liability, all of which will survive.

Data Privacy. Buyer hereby grants Ingram Micro and the applicable Vendors a non-exclusive, non-transferable, royalty-free, worldwide ri to use the electronic data specifically pertaining to Buyer and/or Buyer's users and customers that is processed by Ingram Micro and the Vendors (collectively, "Data") strictly for the limited purpose of providing the Products to Buyer and/or Buyer's customers. If Buyer is a reseller, Buyer agrees that Buyer has received proper consent from Buyer's customers to provide their information to Ingram Micro and Vendors for use in connection with Products or Buyer complies with an alternative legal basis for providing their information to Ingram Micro. By Buyer's or Buyer's customers' use of the Products, Buyer agrees that Ingram Micro may process Data in accordance with our Privacy Statement, available at (https://corp.ingrammicro.com/en-us/legal/privacy). Buyer or Buyer's customers' use of Products may als be subject to the privacy policies of the Vendor.

Confidentiality. In furtherance of the business relationship between Ingram Micro and Buyer, it may be necessary or desirable for either party to disclose to the other certain non-public business and/or technical information that is either marked "Confidential" or by its natur should reasonably be considered confidential (the "Confidential Information"). Each party will protect Confidential Information from unauthorized disclosure or access by using the same degree of care it takes to protect its own confidential information which in no even will be less than reasonable care. Each party's Confidential Information may be disclosed by the other party to those employees, affiliate or agents of such party who have a need to know and an obligation to comply with the confidentiality terms in these Sales Terms. The confidentiality obligations in these Sales Terms will not apply to information that is or becomes publicly available, is already in the other party's possession prior to the time a party gains access, is independently developed by a party or is rightfully obtained from third parties or as may be required to be disclosed by law or in connection with dispute resolution. Notwithstanding anything herein, Ingram Micro ma from time to time and in its sole discretion, disclose credit information relative to Buyer to third parties for informational purposes only.

Inspection of Records. Buyer will permit the inspection of all records pertaining to the business relationship with Ingram Micro by authorized agents or representatives of Ingram Micro and the audit and verification of all charges and reimbursements within the scope these Sales Terms. Ingram Micro agrees to notify Buyer of its desire to inspect its records at least 10 days in advance.

Entire Agreement / Amendment. These Sales Terms are intended to be the sole and complete statement of the obligations and rights of parties as to all matters covered in these Sales Terms, and supersede all previous understandings, agreements, negotiations and proposals. These Sales Terms may be modified by Ingram Micro from time to time in its sole discretion. No modification of these Sales Terms in effect at the time Buyer places its order will be binding unless the modification is in writing and signed by an authorized representative of Ingram Micro.